ACTIVE APPAREL GROUP, INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


     1.   PURPOSE OF THE PLAN.
          -------------------

     The purpose of this 1995 Non-Employee Director Stock Option Plan (the "Plan") is to promote the interests of Active Apparel Group, Inc. (the "Company") by providing an inducement to attract and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors and as chairmen of the committees thereof. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Company's common stock present, or represented, and entitled to vote at the 1995 Annual Meeting of Stockholders. Grants of options may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. In the event such approval is not obtained, any options granted under the Plan shall be null and void.

     2.   SHARES SUBJECT TO THE PLAN.
          --------------------------

     The total number of the authorized but unissued shares of common stock, par value $.002 per share, of the Company (the "Common Stock") for which options may be granted under the Plan shall not exceed 100,000 in the aggregate, subject to adjustment in accordance with Section 9 hereof.

     3.   ADMINISTRATION.
          --------------

     The Plan shall be administered by the Board of Directors (the "Board") or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word Committee wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     4.   AUTOMATIC GRANT OF OPTIONS.
          --------------------------

               (a) Subject to the availability of shares of Common Stock under the Plan, on the date on which this Plan is approved by the Company's shareholders and on January 1 of each year thereafter, commencing January 1, 1996, options to purchase 3,000 shares of Common Stock (subject to adjustment in accordance with Section 9 hereof) shall be automatically granted to

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each member of the Board of  Directors  who is not an employee or officer of the
Company on the date of grant.

               (b) Subject to the availability of shares of Common Stock under the Plan, on the date on which this Plan is approved by the Company's shareholders and on January 1 of each year thereafter, commencing January 1, 1996, (i) options to purchase 200 shares of Common Stock (subject to adjustment in accordance with Section 9 hereof) shall be automatically granted to each of the Chairman of the Board of Directors and the Secretary of the Board of Directors, provided that such person is not an employee or officer of the Company on the date of grant, and (ii) options to purchase 100 shares of Common Stock (subject to adjustment in accordance with Section 9 hereof) shall be automatically granted to the Chairman of each committee of the Board of Directors, provided that such person is not an employee or officer of the Company on the date of grant.

     Except for the specific options referred to above, no other options shall be granted under the Plan.

     5.   OPTION AGREEMENT.
          ----------------

     Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the director to whom such option is granted, which Agreement shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Company during the term for which he was elected.

     6.   OPTION EXERCISE PRICE.
          ---------------------

     Subject to the provisions of Section 9 hereof, the option exercise price for an option granted under the Plan shall be the fair market value of the shares of Common Stock covered by the option on the date of grant of the option. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

     7.   VESTING OF SHARES AND NON-TRANSFERABILITV OF OPTIONS.
          ----------------------------------------------------

               (a) VESTING. Options granted under the Plan shall not be exercisable until they become vested. Options granted under the Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedules provided that the optionee has contiguously served as a member of the Board through such vesting date:

       Cumulative Percentage of
       Shares for which Option
         WILL BE EXERCISABLE                   DATE OF VESTING
         -------------------                   ---------------

               33.34%             On the first anniversary of the date of grant

               66.67%             On the second anniversary of the date of grant

              100.00%             On the third anniversary of the date of grant

               (b) Upon a Change of Control (as defined below), all options granted under the Plan shall vest and become immediately exercisable. For purposes of this Agreement, a "Change of Control" shall mean the happening of any of the following events:

                    (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any entity pursuant to a transaction which is approved by the Board of Directors; or (5) any acquisition by any person who is the beneficial owner of at least 10% of the Company's Common Stock on June 30, 1995;

                    (ii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, any Corporate Transaction which would result in the voting securities of the Company immediately prior to such Corporate

Transaction continuing to represent (either by remaining outstanding or being converted into voting securities or another entity) 50% or more of the combined voting power of the securities entitled to vote generally in the election directors of the Company or such other entity outstanding immediately after such Corporate Transaction, or

                    (iii) If during any period of two consecutive years (not including any period prior to June 30, 1995), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

               (c) EXERCISE. To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in cash or in whole or in part in shares of Common Stock already owned for a period of at least six months by the person or persons exercising the option, valued at fair market value, as determined under Section 6 hereof, on the date of exercise; provided, however, that there shall be no such exercise at any one time as to fewer than three hundred (300) shares or all of the remaining shares then purchaseable by the person or persons exercising the option, if fewer than three hundred (300) shares. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

               (d) LEGEND ON CERTIFICATES. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

               (e) NON-TRANSFERABILITY. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employment Retirement Security Income Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by him or her.

         8.  TERM OF OPTIONS.

               (a) Each option shall expire seven (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

               (b) Except as otherwise provided in this Section 8, in the event that an optionee ceases to be a director of the Company, the option granted to such optionee may be exercised by him, but only to the extent that under Section 7 hereof the right to exercise the option has accrued and is in effect. Such option may be exercised at any time within thirty (30) days after the date such optionee ceases to be a director of the Company, at which time the option shall terminate, or prior to the date on which the option expires by its terms, whichever is earlier.

               (c) If the optionee ceases to be a director of the Company because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the option granted to such optionee may be exercised by the optionee, to the extent the optionee was entitled to do so on the date such optionee ceases to be a director. Such option may be exercised at any time within six months after the date the optionee ceases to be a director, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

               (d) In the event of the death of an optionee, the option granted to such optionee may be exercised, to the extent the optionee was entitled to do so on the date of such optionee's death, by the estate of such optionee or by any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of such optionee. Such option may be exercised at any time within one (1) year after the date of death of such optionee, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

     9.   ADJUSTMENTS.
          -----------

     Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

          (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

          (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

          (d) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (e) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (f) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (g) ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 9 and, subject to Section 3, its determination shall be conclusive.

     10.  RESTRICTIONS ON ISSUE OF SHARES.
          -------------------------------

     Notwithstanding the provisions of Section 7 hereof, the Company may delay the issuance of shares of Common Stock covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

     (i) the shares with respect to which an option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts now in force or hereafter amended; or

     (ii) counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld' that such shares are exempt from registration under applicable Federal and state securities acts now in force or hereafter amended.

     It is intended that all exercises of options shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

     11.  RIGHTS OF HOLDER ON PURCHASE FOR INVESTMENT: SUBSEQUENT REGISTRATION.
          --------------------------------------------------------------------

     Unless the shares of Common Stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the
Company may reasonably rely, that he is acquiring the shares issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company shall take such action at its own expense and may require from each optionee such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     12.  LOANS PROHIBITED.
          ----------------

     The Company shall not, directly or indirectly, lend money to an optionee or to any person or persons entitled to exercise an option by reason of the death of an optionee for the purpose of assisting him or them in the acquisition of shares covered by an option granted under the Plan.

     13.  APOROVAL OF SHAREHOLDERS.

     The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or by written consent of of the shareholders holding at least a majority of the voting stock of the Company, and shall take effect immediately as of its date of adoption upon such approval.

     14.  TERMINATION AND AMENDMENT OF PLAN.
          ---------------------------------

     Unless sooner  terminated as herein provided,  the Plan shall terminate ten
(10) years from the date upon which the Plan was duly approved by the shareholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided however that, except as provided in Section 9 hereof, no modification or amendment to the provisions of the Plan may be made more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, if the effect of such amendment or modification would be to change (i) the requirements for eligibility under the Plan, (ii) the timing of the grants of options to be granted under the Plan or the exercise price or vesting schedule thereof, or (iii) the number of shares subject to options to be granted under the Plan either in the aggregate or to one director. Any amendment to the provisions of the Plan which (i) materially increases the number of shares which may be subject to options granted under the Plan, (ii) materially increases the benefits accruing to optionees under the Plan, or (iii) materially modifies the requirement for eligibility to participate in the Plan, shall be subject to approval by the shareholders of the Company obtained in the manner stated in Section 13 hereof. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an option previously granted to him.

     15.  LIMITATION OF RIGHTS IN THE OPTION SHARES.
          -----------------------------------------

     An optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

     16.  NOTICES.
          -------

     Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

     17.  COMPLIANCE WITH RULE 16B-3.
          --------------------------

     It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Act") and that optionees remain disinterested persons for purposes of administering other employee benefit plans of the Company and having transactions under such other plans be exempt from Section 16(b) of the Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provisions would disqualify optionees from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall shall be construed in favor of its meeting the requirements of Rule 16b-3.